UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): March 8, 2005

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, Rentech, Inc. (“Rentech”) entered into a Stock Purchase Agreement with Zinsser Co., Inc. for the sale by Rentech of all of its interest in the stock of OKON, Inc. The Stock Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

By the terms of the agreement, Rentech sold 100% of the issued and outstanding stock of its wholly-owned subsidiary, OKON, Inc. to Zinsser Co., Inc. at the closing of the sale on March 8, 2005. Rentech was paid $1.7 million at the closing. In addition, Rentech is to be paid an additional $300,000 in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on formulations and product technologies that OKON owned at the time of sale. The terms of the agreement provide that Rentech will indemnify Zinsser Co., Inc. against any unknown environmental liabilities incurred up to the date of sale.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 8, 2005, Rentech, Inc. (“Rentech”) sold is entire interest in its wholly owned subsidiary, OKON, Inc. Rentech has previously engaged in the manufacture and sale of stains, sealers and coatings through OKON, and the sale included all the assets and intellectual properties of OKON. The stock of OKON was sold to Zinsser Co., Inc. according to the terms of a Stock Purchase Agreement dated March 8, 2005 which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The aggregate sales price is $2.0 million. Of this amount, $1.7 million was received at the closing of the sale and $300,000 is to be paid in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on OKON formulations and technologies. Proceeds of this transaction will be used primarily to pay short-term debt.

A copy of Rentech’s press release relating to this transaction is attached as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposed Activities

Upon Rentech’s receipt of a purchase agreement from Zinsser Co, Inc. on March 8, 2005 that was acceptable to Rentech, Rentech decided to sell OKON, Inc. The business of OKON involving the manufacture and sale of paints, stains and sealers was not part of Rentech’s core business or its strategic focus. The terms of the sale are described in Item 2.01 of this Current Report on Form 8-K, and the agreement of sale is attached as Exhibit 10.1. Rentech expects to incur costs estimated at $100,000 as one-time incentive payments as executive incentives, as well as approximately $35,000 in fees associated with the closing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement dated March 8, 2005 with Zinsser Co., Inc.

99.1	Press Release by Rentech, Inc. dated March 8, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 9, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer

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